Morgan Stanley 21st Century Trend Fund
                     Item 77(o) 10f-3 Transactions
                    January 1, 2002 - June 30, 2002


Security   Date     Price    Shares  %of     Total        Purcha  Broker
           of       Of       Purcha  Assets  Issued       sed
           Purcha   Shares   sed                          By
           se                                             Fund
JetBlue    04/11/   $27.00   5,400   0.071%  $158,400,00  0.092%  Banque
Airways    02                                9                    Paribas
Corp.
Premcor    04/29/   $24.00   4,900   0.238%  $432,000,00  0.027%  Bear
           02                                0                    Stearns